UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MARKET VECTORS ETF TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERY IMPORTANT NEWS FOR SHAREHOLDERS

You are being asked to vote on a matter that impacts your Fund investment. The following “Questions and Answers” section is designed to help you understand the important matter you are being asked to consider. It is a summary intended to assist you and is not as detailed as the discussion found in the attached Proxy Statement. For this reason, this section should be read in conjunction with the Proxy Statement and is qualified in its entirety by reference to the Proxy Statement.

QUESTIONS AND ANSWERS

Q.    Why am I receiving these Proxy Materials?

A.    You are receiving these proxy materials because you are a shareholder of the Market Vectors China ETF (the “Fund”). The Board of Trustees of the Market Vectors ETF Trust (the “Trust”) has approved certain changes to the Fund. These changes will not take effect unless and until they are approved by Fund shareholders. As a Fund shareholder you have the right to vote on this matter. The Board of Trustees recommends that you vote to approve this matter.

Q.    What matter am I being asked to vote on?

A.    You are being asked to vote on a proposal (the “Proposal”) approve reliance upon an order from the Securities and Exchange Commission (the “Manager of Managers Order”) exempting the Trust and Van Eck Associates Corporation from certain provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), and rules there under that would permit Van Eck Associates Corporation to enter into new sub-advisory agreements with unaffiliated sub-advisers with the approval of the Board of Trustees, but without approval by shareholders of the Fund.

Q.    Why am I being asked to vote?

A.    As a shareholder of the Fund you are entitled to vote on this matter. Your vote is very important. We encourage you to read these materials and vote in accordance with the instructions on your proxy card.

Q.    Who is paying the costs of this proxy and the Special Meeting of Shareholders?

A.    The Adviser (Van Eck Associates Corporation) is paying all fees, costs and expenses associated with the proxy and the Special Meeting of Shareholders.

Q.    Who is asking for my vote?

A.    The enclosed proxy is being solicited by the Board of Trustees for use at the Special Meeting of Shareholders of the Fund to be held at the offices of the Trust, 335 Madison Avenue, 19th Floor, New York, NY 10017 on July 31, 2012 at 10:30 a.m., Eastern time, and at any and all postponements or adjournments thereof.

Q.    How does the Board suggest that I vote?

A.    After careful consideration, the Board unanimously recommends that you vote “FOR” the Proposal contained in the Proxy Statement.

Q.    What vote is required to approve the Proposal?

A.    An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval the Proposal. As defined in the 1940 Act, a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in-person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

Q.    Will my vote make a difference?

A.    YES! Your vote is needed to ensure that the Proposal can be acted upon. We encourage all shareholders to participate in the governance of the Fund. Additionally, your immediate response on the enclosed proxy card, on the Internet or over the telephone will help save the costs of any further solicitations.

Q.    What happens if I do not vote?

A.    If no vote is placed, the shares represented by a duly executed proxy will be voted for approval of the Fund’s reliance on the Manager of Managers Order and at the discretion of the holders of the proxy on any other matter that may come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement.

Q.    Can I change my vote?

You may revoke your proxy at any time before it is exercised by (1) submitting a duly executed proxy bearing a later date, (2) submitting a written notice to the Secretary of the Trust revoking the proxy, or (3) attending and voting in-person at the Meeting.

Q.    If I am a small investor, why should I bother to vote?

A.    You should vote because every vote is important. If numerous shareholders just like you fail to vote, the Fund may not receive enough votes to go forward with the Meeting. If this happens, the Fund will need to solicit votes again. This may delay the Meeting and the approval of the Proposal as well as generate unnecessary costs.

Q.    How do I place my vote?

A.    You may provide the Fund with your vote using the enclosed postage-paid envelope to mail the proxy card, by Internet by following the instructions in the proxy voting instructions, by telephone using the toll-free number listed in the proxy voting instructions, or in-person at the Meeting. Please follow the enclosed instructions to utilize any of these voting methods. If you need more information on how to vote, or if you have any questions, please call the Fund’s proxy solicitation agent at the telephone number below.

Q.    Whom do I call if I have questions?

A.    We will be happy to answer your questions about this proxy solicitation. If you have questions, please call D.F. King & Co., Inc., the Fund’s proxy solicitor, at 1-800-628-8528 from 8:00 a.m. to 10:00 p.m. Eastern time, Monday through Friday and 11:00 a.m. to 5:00 p.m. Eastern time on Saturday.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY CARD IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE, ALONG WITH INSTRUCTIONS ON HOW TO VOTE OVER THE INTERNET OR BY TELEPHONE SHOULD YOU PREFER TO VOTE BY ONE OF THOSE METHODS.